VUANCE LTD

This Agreement (the “Agreement”) is made as of this 22 day of March 2010 between Vuance Ltd., a company organized under the laws of the State of Israel (the "Company"), and Yitzchak Babayov , an individual with a residence address at Shahaf Street, Hod Hasharon,45351, Israel (the "Subscriber").

WHEREAS, the Subscriber desires to subscribe for 1,538,461 ordinary shares, at a par value of NIS 0.0588235  each, of the Company (the "Shares") and for a warrant (the "Warrant") to purchase up to 553,846 additional ordinary shares, at a par value of NIS 0.0588235  each, of the Company (the "Warrant Shares"), at an exercise price of $0.15 per Warrant Share; and

WHEREAS, the Company desires to issue to the Subscriber the Shares and the Warrant;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION; SUBSCRIBER'S REPRESENTATIONS AND COVENANTS

1.1           Subscription for Shares and Warrant.  Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company the Shares and the Warrant at a price of $200,000 (the "Purchase Price"), payable in cash at the closing (the "Closing") of the transaction contemplated hereby (the "Transaction"), and the Company agrees to sell such Shares and Warrant to the Subscriber for said Purchase Price.

1.2           Reliance on Exemptions.  The Subscriber acknowledges that the offering of the securities issuable hereunder has not been reviewed by the United States Securities and Exchange Commission (the "SEC") or any state agency because it is intended to be a nonpublic offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and state securities laws.  The Subscriber understands that the Company is relying upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the securities, the subject matter of the Transaction.

1.3           Investment Purpose.  The Subscriber represents that the Shares and Warrant are being purchased for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the 1933 Act.  The Subscriber agrees that it will not sell or otherwise transfer the Shares, the Warrant or the Warrant Shares (collectively, the "Securities") unless they are registered under the 1933 Act or unless an exemption from such registration is available.

1.4           Accredited Investor.  The Subscriber represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, as indicated by its responses to the questionnaire attached hereto as Exhibit A (the "Questionnaire") and that it is able to bear the economic risk of investment in the Securities.  The Subscriber further represents and Warrant that the information furnished in the Questionnaire is accurate and complete in all material respects.

1.5           Risk of Investment.  The Subscriber recognizes that the purchase of the Securities involves a high degree of risk in that:  (a) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (b) transferability of the Securities is limited; and (c) the Company may require substantial additional funds to operate its business and there can be no assurance that any other funds will be available to the Company.

1.6           Prior Investment Experience.  The Subscriber acknowledges that he has prior investment experience, and that he recognizes the highly speculative nature of this investment.

1.7           Information.  The Subscriber acknowledges careful review of this Agreement and  all of its exhibits, schedules and appendices, and hereby represents that the Subscriber: (i) has been furnished by the Company during the course of the Transaction with all information regarding the Company which it has requested; and (ii) has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the terms and conditions of the Transaction, and any additional information which it has requested.

1.8           No Representations.  The Subscriber hereby represents that, except as expressly set forth in this Agreement, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, and in entering into this Transaction the Subscriber is not relying on any information other than that contained in the Agreement and the results of independent investigation by the Subscriber.

1.9           Tax Consequences.  The Subscriber acknowledges that the Transaction may involve tax consequences and that the contents of the Company has not rendered to it tax advice or information.  The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Securities.

1.10         Transfer or Resale.  The Subscriber acknowledges that there is a limited public market for the Company's shares and there can be no assurance that a more active public market for the securities of the Company will ever develop.  The Subscriber understands that Rule 144 (the "Rule") promulgated under the 1933 Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the 1933 Act.  The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability.  The Subscriber understands and hereby acknowledges that, except as provided in Section 4,  the Company is under no obligation to register the Securities under the 1933 Act.  The Subscriber consents that the Company may, if it desires, permit the transfer of the Securities out of the Subscriber’s name only when the Subscriber’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the 1933 Act or any applicable state "blue sky" laws.

1.11         Legends. The Subscriber understands that the certificates representing the Securities, until such time as they have been registered under the 1933 Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares and the Warrant Shares  upon which it is stamped, if (a) such securities are being sold pursuant to a registration statement under the 1933 Act, (b) such holder delivers to the Company an opinion of counsel, in a reasonably acceptable form, to the Company that a disposition of such securities is being made pursuant to an exemption from such registration, or (c) such holder provides the Company with reasonable assurance that a disposition of such securities may be made pursuant to the Rule without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

1.12         No General Solicitation.  The Subscriber represents that the Subscriber was not induced to invest by any form of general solicitation or general advertising including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; and (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

1.13         Validity; Enforcement.  The Subscriber represents and Warrant that this Agreement has been duly and validly executed and delivered and constitutes the legal, binding and enforceable obligation of the Subscriber.

1.14           Foreign Subscriber.  The Subscriber hereby represents that he has satisfied itself as to the full observance of the laws of his jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including: (a) the legal requirements within his jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities comprising the Securities.  The Subscriber’s subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

II.	REPRESENTATIONS BY THE COMPANY

The Company represents and warrants to the Subscriber, except as set forth in the disclosure schedules attached hereto:

2.1           Organization and Qualification.  The Company is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company, or on the Transactions contemplated hereby.

2.2           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, to perform its obligations hereunder, and to issue the Securities in accordance with the terms of this Agreement and the Warrant.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transaction have been duly authorized by the Company’s board of directors and no further consent or authorization is required from the Company’s board of directors or its shareholders.

2.3           Issuance of Securities.  The issuance, sale and delivery of the Securities have been duly authorized by all requisite corporate action by the Company and, upon issuance in accordance with the this Agreement, shall be (a) duly authorized, validly issued, fully paid and non-assessable, and (b) free from all taxes, liens and charges with respect to the issue thereof.

2.4           No Conflicts.  The execution, delivery and performance of the this Agreement by the Company and the consummation by the Company of the, will not (a) result in a violation of the Company’s memorandum of association or articles, (b) conflict with, or constitute a default or an event which with notice or lapse of time or both would become a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, lease, license or instrument, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations and the rules and regulations of The NASDAQ Stock Market, Inc.) applicable to the Company or by which any property or asset of the Company is bound or affected.

2.5           Absence of Litigation.  Except as set forth in Schedule 2.5 to this Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body, or arbitrator pending or, to the knowledge of the Company, threatened against the Company or any of the Company’s officers or directors in their capacities as such which would have a Material Adverse Effect.

2.6           Securities Law Compliance.  The offer, offer for sale, and sale of the Securities have not been registered with the SEC.  The Securities are to be offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act.

2.7           Disclosure.  None of the representations and warranties of the Company appearing in this Agreement or any information appearing in any schedule hereof, when considered together as a whole, contains, or on the Closing Date (as defined in Section 3 below) will contain, any untrue statement of a material fact or omits, or on the Closing Date will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

III.	Closing

3.             Closing.  The Closing shall take place at 11:00 on March 22, 2010 (the "Closing Date"), at the offices of Yossi Avraham & Co., counsel to the Company, 3 Daniel Frisch St., Tel Aviv, or at such other time, date or place as the parties may agree in writing.  At the Closing, full payment of the Purchase Price, by wire transfer or bank check shall be made by the Subscriber against issuance and delivery by the company of the Shares and of the Warrant, in the form of Exhibit B.

IV.	REGISTRATION RIGHTS

4.1           Incidental Registration. If the Company proposes to register any of its shares under the 1933 Act in connection with the public offering of such securities solely for cash (other than registration statements relating to benefit plans or with respect to corporate reorganization or other transactions under Rule 145 of the 1933 Act), the Company shall at such time, promptly give the Subscriber written notice of such registration. Upon the written request of the Subscriber given within twenty (20) days after receipt of such notice from the Company, in accordance with the notice provisions of this Agreement, the Company shall use its best commercially reasonable efforts to cause the registration under the 1933 Act of all of the Shares and the Warrant Shares (the "Registrable Securities") that the Subscriber requested to be registered.

4.2           Conditions to Incidental Registration Rights. In connection with any offering involving an underwriting of the Company's shares, the Company shall not be required to include any of the Subscriber's Registrable Securities in such underwriting, unless the Subscriber (i) agrees to the sale of (including any restriction on the sale of) its Registrable Securities on the basis provided in any customary underwriting arrangements, including customary lock-up period as required by (x) the underwriters with respect to any shares (y) applicable law, or (c) stock exchanges; and (ii) provides any relevant information reasonably requested and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and all other documents reasonably requested, that are required under such underwriting arrangements, and then only in in such quantity as the underwriters determine, in their sole discretion,will not materially and adversely affect the success of the offering by the Company. If such underwriters determine, in their sole discretion, that the total amount of Registrable Securities requested by the Subscriber to be included in such offering could materially adversely affect the success of such offering, then the Company shall be required to include in such offering only that number of the Registrable Securities which the underwriters determine, in their sole discretion, will not materially adversely affect the success of the offering, provided the Company will first include in such offering the securities the Company proposes to sell.

V.	MISCELLANEOUS

5.1           Notice.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Vuance Ltd.
1 Ha'Maalit St., P.O.B. 5093
Ha'Sharon Industrial Park
Qadima 60920, Israel
Telephone: +972-9-8890800
Facsimile: +972-9-8890820
Attention: Chief Executive Officer

If to the Subscriber:

Yitzchak Babayov Shahaf Street,
 Hod Hasharon,45351, Israel
Telephone: +972-54-4832465
Facsimile: +972-77-4440457

or to such other address and/or facsimile number and/or to the attention of such other person as specified by written notice given by a party hereto to the other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (c) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

5.2           Entire Agreement; Amendment.  This Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Subscriber.

5.3           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

5.4           Governing Law; Jurisdiction; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Israel, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Israel or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Israel.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts sitting in Tel Aviv for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

5.5           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

5.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. A party hereto shall not assign its rights hereunder without the consent of the other party, which consent shall not be unreasonably withheld.

5.7           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.8           Survival.  The representations and warranties of the Company and the Subscriber contained in Articles I and II and the agreements set forth this Article V shall survive the Closing for a period of two years.

5.9           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.10         No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.11         Legal Representation.  The Subscriber acknowledges that: (a) it has read this Agreement and the exhibits hereto; (b) it understands that the Company has been represented in the preparation, negotiation, and execution of this Agreement by Yossi Avraham & Co., counsel to the Company; (c) it has either been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or has chosen to forego such representation by legal counsel after being advised to seek such legal representation; and (d) it understands the terms and consequences of this Agreement and is fully aware of its legal and binding effect.

5.12         Confidentiality.  The Subscriber acknowledges that the information contained in the this Agreement is of a confidential nature and that the Subscriber shall treat it in a confidential manner, and that it will not, directly or indirectly, disclose or permit, if applicable, its affiliates or representatives to disclose any of such information to any other person or e-mail or reproduce any of the this Agreement, or to make accessible to anyone, the confidential information concerning or relating to the business or financial affairs of the Company contained in the this Agreement to which it has become privy by reason of this Agreement until such information has been publicly disclosed by the Company or until such information is no longer material, in whole or in part without the prior written consent of the Company.  The Subscriber further acknowledges that its confidentiality and other obligations shall apply to any non-public information relating to the Company or the Securities which is provided to the Subscriber subsequent to the delivery of this Agreement.

5.13         Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

THE COMPANY:

VUANCE LTD.

By:
Name:
Title:

THE SUBSCRIBER:

Yitzchak Babayov

Signature:

EXHIBIT A
ACCREDITED INVESTOR QUESTIONNAIRE

Part I

Status as an Accredited Investor

By initialing the appropriate space(s) below, the Investor represents and warrants that he/she/it is an “accredited investor” within the meaning of Regulation D.  Specifically, the Investor represents and warrants that he/she/it qualifies under the following sub-category or sub-categories of “accredited investor” (INVESTOR MUST INDICATE THE APPLICABLE SUB-CATEGORY OR SUB-CATEGORIES BY INITIALING EACH APPLICABLE SPACE BELOW; IF JOINT INVESTORS, BOTH PARTIES MUST INITIAL);

_____	(a)	Investor is a director or executive officer of the Company;

_____	(b)
Investor is a natural person whose individual income exceeded $200,000 in each of the previous two years, or whose joint income with spouse exceeded $300,000 in each of those years, and who reasonably expects to receive at least the same level of income in this year;

_____	(c)	Investor is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000;

_____	(d)	Investor is an organization or entity consisting solely of persons who meet the requirements specified in (a), (b) or (c) above;

_____	(e)	Investor is a trust, corporation or partnership with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Securities;

_____	(f)	Investor is another type of “accredited investor” as that term is defined in Regulation D, namely ___________________.

The Investor is a resident of the State of ____________.

Part II

Name as you would like it to appear on Stock Certificate and Warrant Certificate(s)

Indicate ownership as:

_____ (a)	Individual
_____ (b)	Community Property
_____ (c)	Joint Tenants with Right of Survivorship	)	All parties must sign
_____ (d)	Tenants in Common	)
_____ (e)	Corporate
_____ (f)	Partnership
_____ (g)	Trust

Residential (or Business, if not an individual) Address	Address for Sending
Notices (if different)

City, State and Zip Code	City, State and Zip Code

Telephone Number	Telephone Number

Investor’s Taxpayer ID or	Citizen of:
Social Security No.:

AGREED AND ACCEPTED as of ______________________, 2010.

ACCREDITED INVESTOR

By:
Its:

EXHIBIT B
FORM OF WARRANT AGREEMENT

SCHEDULE 2.5
PENDING LITIGATION